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                                                                  EXHIBIT 4.15.1

                                AMENDMENT NO. 1
                                       TO
                           REVOLVING CREDIT AGREEMENT


     THIS AMENDMENT NO. 1 TO REVOLVING CREDIT AGREEMENT dated as of May 1, 1998 (the "Amendment"), is entered into by and among CERTIFIED GROCERS OF CALIFORNIA, LTD., a California corporation operating primarily on a cooperative basis (the "Borrower"), the Lenders (as defined below), and COOPERATIEVE CENTRALE RAIFFEISEN-BOERENLEENBANK B.A., "RABOBANK NEDERLAND", NEW YORK BRANCH ("Rabobank") as a Lender (as defined below) and as the Agent (as defined below).

                                    RECITALS

     A. The Borrower has entered into that Revolving Credit Agreement dated as of April 10, 1998 (the "Credit Agreement"), among the Borrower, the Lenders party thereto (which term shall include the Issuing Bank) (and their successors and assigns) (collectively, the "Lenders") and Rabobank, not in its individual capacity but solely in its capacity as the Agent (the "Agent").

     B. The Lenders have extended credit to the Borrower for the purposes permitted in the Credit Agreement.

     C. Each Guarantor is indebted to the Lenders pursuant to and on the terms set forth in, among other things, those unconditional Guaranties executed by each Guarantor in respect of the Obligations.

     D. Notwithstanding efforts to do so, the Borrower has been unable to arrange for the release and termination of an Irrevocable Transferable Letter of Credit No. 51794658 in the face amount of $1,500,000 for the benefit of TriNet Essential Facilities XII, Inc. issued by BT Commercial Corporation. The Borrower has requested that the Agent and the Lenders amend the Credit Agreement to permit, among other things, the Indebtedness evidenced by such letter of credit and the Lien securing the obligations thereunder.

     E. The Agent and the Lenders have agreed to so amend the Credit Agreement, but only to the extent, in accordance with the terms and subject to the conditions and in reliance upon the representations and warranties set forth below.

                                   AGREEMENT

     NOW, THEREFORE, in consideration of the foregoing recitals and other good and valuable consideration, the receipt and adequacy of which is hereby acknowledged, and intending to be legally bound, the parties hereto agree as follows:

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      1.  DEFINITIONS.  Capitalized terms used but not defined in this Amendment shall have the meanings given to them in the Credit Agreement.

      2.  AMENDMENTS TO CREDIT AGREEMENT.

          2.1 SECTION 1.1 (DEFINITIONS). A definition of the term "Requisite Lenders" is deleted in its entirety and is replaced with the following:

               "Requisite Lenders" means any combination of Lenders whose combined Pro Rata Share (and voting interest with respect thereto) of all amounts outstanding under this Agreement, or, in the event there are no amounts outstanding, the Aggregate Commitments, is greater than sixty-six and two-thirds percent (66-2/3%) of all such amounts outstanding or the Aggregate Commitments, as the case may be.

          2.2 SECTION 1.1 (DEFINITIONS). A definition of the term "TriNet Letter of Credit" is added to read as follows:

               "TriNet Letter of Credit" means the Irrevocable Transferable Letter of Credit No. 51794658 in the face amount of $1,500,000 issued for the benefit of TriNet Essential Facilities XII, Inc. by BT Commercial Corporation under the Existing Debt more fully described in
          SCHEDULE 7.3.

          2.3 SECTION 2.1.1(d) (OVERADVANCES). SECTION 2.1.1(d) of the Credit Agreement is deleted in its entirety and is replaced with the following:

               (d) OVERADVANCES. If at any time and for any reason (i) the aggregate principal amount of the Revolving Loans then outstanding, plus the Letter of Credit Undrawn Amount shall exceed the Aggregate Commitments or (ii) the Letter of Credit Undrawn Amount shall exceed the Letter of Credit Commitment (the amount of such excess, if any, in each case being an "Overadvance"), the Borrower shall immediately repay the full amount of such Overadvance, together with all interest accrued thereon; provided, that in the case of an Overadvance relating to the Letter of Credit Commitment, such amount shall be held as cash collateral for undrawn Letters of Credit, and shall immediately be returned to the Borrower if Letters of Credit in an amount sufficient to eliminate such Overadvance expire undrawn.

          2.4 SECTION 2.1.1(g) (LETTER OF CREDIT SUBLIMIT UNDER REVOLVING CREDIT FACILITY). Section 2.1.1(g) of the Credit Agreement is deleted in its entirety and is replaced with the following:

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               (g) LETTER OF CREDIT SUBLIMIT UNDER REVOLVING CREDIT FACILITY.
          Without limiting the generality of the foregoing, each Lender severally agrees that a Responsible Person of the Borrower may, by delivery of notice to the Agent in accordance with SECTION 2.5, also request the Issuing Bank to issue one or more standby or documentary letters of credit under the Letter of Credit Commitment for the account of the Borrower, which letters of credit shall be in the standard form of the Issuing Bank (each a "Letter of Credit"); in which event, after satisfaction by the Borrower of all conditions precedent set forth in SECTION 4.2, the Issuing Bank shall issue such Letters of Credit subject to and in accordance with SECTION 2.1.2; provided, however, nothing contained in this Agreement shall under any circumstance be deemed to require the Issuing Bank to issue any Letter of Credit which, taking into account the issuance of such Letter of Credit, would either (i) cause the Letter of Credit Undrawn Amount to exceed the Letter of Credit Commitment or (ii) cause the aggregate principal amount of the Revolving Loans then outstanding, plus the Letter of Credit Undrawn Amount to exceed the Aggregate Commitments.

          2.5 SECTION 4.1(m) (TERMINATION OF EXISTING DEBT). SECTION 4.1(m) of the Credit Agreement is deleted in its entirety and is replaced with the following:

               (m) TERMINATION OF EXISTING DEBT. The Agent shall have received written evidence satisfactory to the Lenders in their sole discretion that the Borrower's existing Indebtedness disclosed on SCHEDULE 7.3 (other than Patronage Dividend Certificates and the TriNet Letter of Credit) (the "Existing Debt") has been, or shall with the proceeds of the first Loan be, terminated and paid in full, and all Liens securing such Existing Debt have been, or upon the making of the first Loan shall be, terminated or released.

          2.6 SECTION 7.1(a) (LIENS; NEGATIVE PLEDGES). SECTION 7.1(a) of the Credit Agreement is deleted in its entirety and is replaced with the following:

               (a) Existing Liens disclosed on SCHEDULE 7.1, other than those Liens shown as items 2.A), B) and C) on such Schedule, provided that the obligations secured thereby are not increased;

          2.7 SECTION 7.1 (LIENS; NEGATIVE PLEDGES). SECTION 7.1 of the Credit Agreement is amended to include clauses (m) and (n) to read as follows:

               (m) A Lien on cash collateral in favor of by BT Commercial Corporation to secure the TriNet Letter of Credit; and

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               (n) A Lien on shares of capital stock of any Lender that is organized as a cooperative which are required to be pledged by the Borrower, as approved by the Agent in its reasonable discretion.

          2.8 SECTION 7.3 (LIMITATIONS ON INDEBTEDNESS; CONTINGENT OBLIGATIONS). SECTION 7.3 of the Credit Agreement is amended to include clause
(j) to read as follows:

               (j) The TriNet Letter of Credit, without any extension thereof.

          2.9 SECTION 7.6 (DIVIDENDS). SECTION 7.6 of the Credit Agreement is deleted in its entirety and is replaced with the following:

               7.6 DIVIDENDS. The Borrower and its Subsidiaries may not declare, make, pay or set apart any funds for the payment of any dividends or any other distribution with respect to their Stock or to their shareholders on the basis of their status as shareholders, make any payment on account of, or set apart assets for a sinking or other analogous fund for, the purchase, redemption, retirement or other acquisition of their Stock, whether now or hereafter outstanding, or make any other distribution in respect thereof to their shareholders on the basis of their status as shareholders, either directly or indirectly, whether in cash or property or obligations of the Borrower or such Subsidiary, except (a) Patronage Dividends, (b) redemption by the Borrower of its Class A Shares and Class B Shares as required by the Bylaws of the Company as in effect on the Closing Date, (c) dividends or other distributions made by a Subsidiary of the Borrower to the Borrower or to a Guarantor, and (d) purchase of Class B Shares of the Borrower for a price equal to or less than the Discounted Value of the Class B Shares, provided that the Requisite Lenders shall have first approved such purchase (which shall not be unreasonably withheld or delayed); provided, however, that upon the occurrence and during the continuation of an Event of Default, the Borrower may make such dividends and distributions permitted hereby only to the extent necessary to maintain its status as a cooperative under Subchapter T of the Code.

     3.  LIMITATION OF AMENDMENTS.

          3.1 The amendments set forth in SECTION 2, above, are effective for the purposes set forth herein and shall be limited precisely as written and shall not be deemed to (i) be a consent to any amendment, waiver or modification of any other term or condition of any Loan Document, or (ii) otherwise prejudice any right or remedy which

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the Lenders or the Agent may now have or may have in the future under or in connection with any Loan Document.

          3.2 This Amendment shall be construed in connection with and as part of the Loan Documents and all terms, conditions, representations, warranties, covenants and agreements set forth in the Loan Documents, except as herein amended, are hereby ratified and confirmed and shall remain in full force and effect.

     4. REPRESENTATIONS AND WARRANTIES. In order to induce the Lenders and the Agent to enter into this Amendment, the Borrower hereby represents and warrants to each Lender and the Agent as follows:

          4.1 Immediately after giving effect to this Amendment (i) the representations and warranties contained in the Loan Documents (except to the extent such representations and warranties relate to an earlier date, in which case they are true and correct as of such date) are true, accurate and complete in all material respects as of the date hereof and (ii) no Potential Event of Default or Event of Default has occurred and is continuing;

          4.2 The Borrower has the corporate power and authority to execute and deliver this Amendment and to perform its obligations under the Credit Agreement, as amended by this Amendment;

          4.3 The articles of incorporation, bylaws and other organizational documents of the Borrower delivered to each Lender on the Closing Date remain true, accurate and complete and have not been amended, supplemented or restated and are and continue to be in full force and effect;

          4.4 The execution and delivery by the Borrower of this Amendment and the performance by Borrower of its obligations under the Credit Agreement, as amended by this Amendment, have been duly authorized by all necessary corporate action on the part of the Borrower;

          4.5 The execution and delivery by the Borrower of this Amendment and the performance by the Borrower of its obligations under the Credit Agreement, as amended by this Amendment, do not and will not contravene (i) any law or regulation binding on or affecting the Borrower, (ii) the articles of incorporation or bylaws of the Borrower, (iii) any order, judgment or decree of any court or other governmental or public body or authority, or subdivision thereof, binding on the Borrower, or (iv) any contractual restriction with a Person other than an Affiliate binding on the Borrower;

          4.6 The execution and delivery by the Borrower of this Amendment and the performance by the Borrower of its obligations under the Credit Agreement, as amended by this Amendment, do not require any order, consent, approval, license, authorization or validation of, or filing, recording or registration with, or exemption by any governmental or public body or authority, or subdivision thereof, binding on the Borrower, except as already has been obtained or made; and

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          4.7  This Amendment has been duly executed and delivered by the
Borrower and is the binding obligation of the Borrower, enforceable against it in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency, reorganization, liquidation, moratorium or other similar laws of general application and equitable principles relating to or affecting creditors' rights.

    5. COUNTERPARTS. This Amendment may be executed in any number of counterparts and all of such counterparts taken together shall be deemed to constitute one and the same instrument.

    6. EFFECTIVENESS. This Amendment shall be deemed effective upon the satisfaction of all of the following conditions precedent:

          6.1 AMENDMENT. The Borrower, each Lender and the Agent shall have duly executed and delivered this Amendment to the Agent.

          6.2 ACKNOWLEDGMENT OF AMENDMENT AND REAFFIRMATION OF GUARANTIES. The Agent shall have received the Acknowledgment of Amendment and Reaffirmation of Guaranties, duly executed and delivered by each Guarantor to the Agent.

    7. GOVERNING LAW. THIS AMENDMENT SHALL BE GOVERNED BY AND SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.

                    [Remainder of Page Intentionally Blank]

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

    IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed and delivered as of the date first written above.

BORROWER                                 CERTIFIED GROCERS OF CALIFORNIA, LTD.,
                                         a California corporation


                                         By: /s/ David A. Woodward
                                            ----------------------------
                                            David A. Woodward
                                            Treasurer

AGENT AND                                COOPERATIEVE CENTRALE RAIFFEISEN-
 LENDER                                  BOERENLEENBANK B.A., "RABOBANK
                                         NEDERLAND", NEW YORK BRANCH,
                                         as the Agent and as a Lender


                                         By: /s/ Dana W. Hemenway
                                            ----------------------------
                                         Name:  Dana W. Hemenway
                                              --------------------------
                                         Title: Vice President
                                               -------------------------


                                         By: /s/ W. Jeffrey Vollack
                                            ----------------------------
                                         Name: W. Jeffrey Vollack
                                              --------------------------
                                         Title: Senior Credit Officer
                                               -------------------------
                                                Senior Vice President
                                               -------------------------
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

                          ACKNOWLEDGMENT OF AMENDMENT
                        AND REAFFIRMATION OF GUARANTIES


     SECTION 1. Each Guarantor hereby acknowledges and confirms that it has reviewed and approved the terms and conditions of the Amendment No. 1 to Revolving Credit Agreement dated as of even date herewith (the "Amendment").

     SECTION 2. Each Guarantor hereby consents to the Amendment and agrees that its respective Guaranty relating to the Obligations of the Borrower under the Credit Agreement shall continue in full force and effect, shall be valid and enforceable and shall not be impaired or otherwise affected by the execution of the Amendment or any other document or instrument delivered in connection herewith.

     SECTION 3. Each Guarantor severally represents and warrants that, after giving effect to the Amendment, all representations and warranties contained in its respective Guaranty are true, accurate and complete as if made the date hereof.

Dated as of  May 1, 1998

GUARANTORS:                              CROWN GROCERS, INC.


                                         By: /s/ David A. Woodward
                                            --------------------------
                                             David A. Woodward
                                             Treasurer

                                         GROCER DEVELOPMENT CENTER, INC.


                                         By: /s/ David A. Woodward
                                            --------------------------
                                             David A. Woodward
                                             Treasurer

                                         GROCERS EQUIPMENT COMPANY


                                         By: /s/ David A. Woodward
                                            --------------------------
                                             David A. Woodward
                                             Treasurer

                                        GROCERS GENERAL MERCHANDISE COMPANY


                                        By: /s/ David A. Woodward
                                            --------------------------
                                             David A. Woodward
                                             Treasurer

                                        GROCERS AND MERCHANTS MANAGEMENT COMPANY


                                        By: /s/ David A. Woodward
                                            --------------------------
                                             David A. Woodward
                                             Treasurer

                                        GROCERS SPECIALTY COMPANY


                                        By: /s/ David A. Woodward
                                            --------------------------
                                             David A. Woodward
                                             Treasurer

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